Exhibit 99.2


                                SBT BANCORP, INC.

       Incentive Stock Option Agreement Under 1998 Stock Plan (as Amended)

         SBT Bancorp, Inc. (the "Company"), hereby grants as of the ____ day of _____, 200___, to ______________ (the "Optionee"), an incentive stock option to purchase _______ shares (the "Option Shares") of its Common Stock, no par value (the "Common Stock"), at the price of $______ per share, on the following terms and conditions:

         1. Grant Under 1998 Stock Plan. This option is granted pursuant to and is governed by the Company's 1998 Stock Plan (as amended from time to time) (the "Plan"), which is attached hereto as Exhibit A and incorporated herein by reference. Unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

         2. Grant as Incentive Stock Option; Other Options. This option shall be treated for Federal income tax purposes as an incentive stock option, and the Board of Directors will take appropriate action, if necessary, to achieve this result. This option is in addition to any other options hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not affect the grant of another option.

         3. Extent of Option if Business Relationship Continues. If the Optionee has continued to serve the Company or any of its subsidiaries (the Company and its subsidiaries are collectively referred to herein as the Company Group) in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship" with the Company Group) on the following dates, the Optionee may exercise this option for the percentage of Option Shares set opposite the applicable date:

         Employee Incentive Stock Options shall become exercisable in three equal annual installments commencing one year from the date the option is granted and will expire the earlier of 10 years after the date of grant or 90 days after the termination of the employee's service with the institution.

         The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company Group may be exercised up to and including the date which is ten (10) years from the date this option is granted. All of the foregoing rights are subject to Articles 4 and 5, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company Group or dies or becomes disabled while involved in a Business Relationship with the Company Group.

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         Notwithstanding the foregoing, if (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i),
(iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires 50% or more of the combined voting power of the Company's then outstanding securities, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, then from and after the date on which public announcement of the acquisition of such percentage shall have been made, or the date on which the change in the composition of the Board set forth above shall have occurred, or the date of any such stockholder approval (any such date being referred to herein as the "Acceleration Date"), this option shall be exercisable in full, whether or not otherwise exercisable.

         4. Termination of Business Relationship. If the Optionee ceases to maintain a Business Relationship with the Company Group, other than by reason of death or disability (as defined in Section 11(d) of the Plan), no further installments of this option shall become exercisable and this option shall terminate after the passage of ninety (90) days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.

         5. Death; Disability. If the Optionee is a natural person who dies while involved in a Business Relationship with the Company Group, this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9 of the Plan, at any time within one (1) year after the date of death. If the Optionee is a natural person whose Business Relationship with the Company Group is terminated by reason of his disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date the Business Relationship was terminated, at any time within one (1) year after the date of such termination, but not later than the scheduled expiration date. At the expiration of such one (1) year period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

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         6. Partial Exercise. Exercise of this option up to the extent vested as stated above may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the proceeding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

         7. Payment of Price. The option price is payable in United States dollars and may be paid in cash or by check, or any combination of the foregoing, equal in amount to the option price. The Board of Directors, in its sole discretion, may permit the option price to be paid by delivery of shares of the Company's Common Stock having an aggregate fair market value (as determined in accordance with the Plan) equal as of the date of exercise to the option price. The Board of Directors, in its sole discretion, may permit the option price to be paid by delivery of the Optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest Applicable Federal Rate, as defined in Section 1274(d) of the Code, or by any combination of the foregoing equal in amount to the option price.

         8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, or such other documents as is necessary to effect payment of the exercise price as set forth herein and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Article 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

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         9. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder. During the Optionee's lifetime only the Optionee can exercise this option.

         10. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

         11. No Obligation to Continue Business Relationship. The Company Group is not by the Plan or this option obligated to continue to maintain a Business Relationship with the Optionee, nor is the Optionee required to maintain a Business Relationship with the Company Group.

         12. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

         13. Capital Changes and Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In general, you should not assume that options necessarily would survive the acquisition of the Company.

         14. Withholding Taxes. The Optionee hereby agrees that the Company may withhold from the Optionee's wages or other remuneration the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld.

         15. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Connecticut.

                            [signature page follows]


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         IN WITNESS WHEREOF the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

                                            SBT BANCORP, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            OPTIONEE:



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                                            Name:
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